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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports related to Western Pocahontas Properties Limited Partnership, Great Northern Properties Limited Partnership and New Gauley Coal Corporation dated June 3, 2002 in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Natural Resource Partners L.P. for the registration of 4,576,890 Common Units Representing Limited Partner Interests.



                                          /s/ ERNST & YOUNG LLP


Houston, Texas

June 5, 2002